Exhibit 99.1

For immediate release	For More Information:
F. Scott Dueser, Chairman, President & CEO
325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES BOARD ELECTION AND

INCREASED DIVIDEND AT ANNUAL MEETING

ABILENE, Texas, April 23, 2013 – In connection with the 2013 Annual Shareholders’ Meeting, the Board of Directors of First Financial Bankshares, Inc. (NASDAQ: FFIN) today declared a $0.26 per share cash dividend for the second quarter, an increase of 4.0 percent over 2012, which will be paid to shareholders of record on June 14, 2013, with payment set for July 1, 2013.

At the Shareholders’ Meeting, shareholders elected Tim Lancaster, President and Chief Executive Officer of Hendrick Health System based in Abilene, Texas, to the Company’s Board of Directors.

Shareholders also reelected the nine existing members to the Board of Directors. The reelected directors were Steven L. Beal, Former President and Chief Operations Officer of Concho Resources Inc., Brownwood; Tucker S. Bridwell, President of Mansfeldt Investment Corporation, Abilene; Joseph E. Canon, Executive Director of the Dodge Jones Foundation, Abilene; David Copeland, President, SIPCO, Inc., and Shelton Family Foundation, Abilene; F. Scott Dueser; Murray Edwards, Principal, The Edwards Group, Clyde; Ron Giddiens, investment and business consulting, San Angelo; Kade Matthews, ranching and investments, Amarillo; and Johnny E. Trotter, President and CEO, Livestock Investors, Ltd., Hereford.

“We are pleased to announce this increase in our quarterly cash dividend for our shareholders,” said F. Scott Dueser, Chairman, President and CEO. “We also welcome Tim to the Board of Directors and know that his business experience and expertise will greatly benefit First Financial Bankshares.”

In other business, shareholders approved the advisory vote on compensation of named executive officers and ratified the Board’s selection of Ernst & Young LLP as the Company’s independent auditors.

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates 11 banking regions with 56 locations in Texas including Abilene, Acton, Albany, Aledo, Alvarado, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Crowley, Decatur, Eastland, Fort Worth, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Merkel, Midlothian, Mineral Wells, Moran, Odessa, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Trent, Trophy Club, Waxahachie, Weatherford and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with six locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.